As filed with the Securities and Exchange Commission on August 5, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Manugistics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1469385
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

MANUGISTICS GROUP, INC.
9715 Key West Avenue
Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 255-5000
(Registrant’s telephone number, including area code)

MANUGISTICS GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Joseph L. Cowan
Chief Executive Officer
Manugistics Group, Inc.
9715 Key West Avenue
Rockville, Maryland 20850
(301) 255-5000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Timothy T. Smith,
Senior Vice President and General Counsel
Manugistics Group, Inc.
9715 Key West Avenue
Rockville, Maryland 20850
(301) 255-5000

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered(1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee

Common Stock, $.002 par value per share	3,000,000	$2.805(2)	$8,415,000.00	$1,066.18

(1)    In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on August 2, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the Manugistics Group, Inc. Employee Stock Purchase Plan (the “ESPP”) covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the ESPP covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Manugistics Group, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant’s Annual Report on Form 10-K for the year ended February 29, 2004, as filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

     (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the fiscal year ended February 29, 2004; and

     (3) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A under the Exchange Act, and including any amendment or report filed to update the description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The legality of the Common Stock covered hereby has been passed upon for Manugistics Group, Inc., by Susan E. Pendery, Deputy General Counsel. As an employee of the Registrant, Ms. Pendery is eligible to participate in the ESPP. In addition, as of August 2, 2004, Ms. Pendery holds options to acquire 18,900 shares of the Registrant’s Common Stock, of which options to acquire 3,701 shares are exercisable within 60 days.

Item 6. Indemnification Of Directors and Officers.

     Article 8 of the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) contains certain provisions permitted under the General Corporation Law of the State of Delaware

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(“Delaware GCL”) which eliminate the personal liability of directors for monetary damages for a breach of the director’s fiduciary duty, except for: (i) breach of a director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends, stock purchase or stock redemption; or (iv) any transaction from which the director derives any improper personal benefit. Article 8 of the Certificate of Incorporation also provides that a director’s liability shall be eliminated or limited to the fullest extent permitted by the Delaware GCL, as amended from time to time. Article 9 of the Certificate of Incorporation and Article 8 of the Registrant’s Amended and Restated By-Laws also contain provisions indemnifying the Registrant’s directors, officers and employees to the fullest extent permitted by the Delaware GCL.

     Section 145 of the Delaware GCL sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

     In addition, the Registrant maintains officer and director liability insurance for the benefit of its officers and directors.

     William H. Janeway, a partner of Warburg Pincus & Co. and a Vice Chairman and member of Warburg Pincus LLC, is indemnified by Warburg Pincus Private Equity VIII, L.P. in connection with his service on the board of directors of the Registrant.

Item 7. Exemptions from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description

5	Opinion of Susan E. Pendery

10.1	Manugistics Group, Inc. Employee Stock Purchase Plan

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Susan E. Pendery (included in Exhibit 5)

24	Power of Attorney (included on signature page of this Registration Statement)

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland on the 5th day of August 2004.

MANUGISTICS GROUP, INC.

By:	/s/ Joseph L. Cowan

Joseph L. Cowan
Chief Executive Officer

Signature and Power of Attorney

     Each of the undersigned directors of Manugistics Group, Inc. whose signature appears below hereby appoints Joseph L. Cowan and Raghavan Rajaji, jointly and individually, as attorneys-in-fact for the undersigned with full power of substitution, to execute in his name and on behalf of such person, individually, and in each capacity stated below, this Registration Statement on Form S-8 and one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to this Registration Statement on Form S-8 with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph L. Cowan	Chief Executive Officer	August 5, 2004
(Principal Executive Officer)
Joseph L. Cowan

/s/Raghavan Rajaji	Executive Vice President and	August 5, 2004
Chief Financial Officer
Raghavan Rajaji	(Principal Financial Officer)

/s/ Kelly Davis-Stoudt	Vice President, Controller,	August 5, 2004
and Chief Accounting Officer
Kelly Davis-Stoudt	(Principal Accounting Officer)

/s/ Gregory J. Owens	Chairman of the Board	August 5, 2004

Gregory J. Owens

Signature	Title	Date

/s/ J. Michael Cline	Director	August 5, 2004

J. Michael Cline

/s/Lynn C. Fritz	Director	August 5, 2004

Lynn C. Fritz

/s/ Joseph H. Jacovini	Director	August 5, 2004

Joseph H. Jacovini

/s/ William H. Janeway	Director	August 5, 2004

William H. Janeway

Director

Kevin C. Melia

/s/ William G. Nelson	Director	August 5, 2004

William G. Nelson

/s/ Thomas A. Skelton	Director	August 5, 2004

Thomas A. Skelton

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Susan E. Pendery

10.1	Manugistics Group, Inc. Employee Stock Purchase Plan

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Susan E. Pendery (included in Exhibit 5)

24	Power of Attorney (included on signature page of this Registration Statement)